EX-10.71.02
FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is made as of the 30th day of June, 2008, by and between EMERITUS CORPORATION, a Washington corporation (“Buyer”), and HEALTH CARE REIT, INC., a Delaware corporation (“HCN”), together with the affiliates of HCN listed on the signature pages hereto (individually and collectively with HCN, “Seller”).

R E C I T A L S

WHEREAS, Buyer and Seller entered into that certain agreement (the “Agreement”) captioned “ASSET PURCHASE AGREEMENT,” dated as of June 9, 2008.  Capitalized terms used and not defined in this First Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, Buyer and Seller have agreed to amend the Agreement as described below.

Agreements

NOW, THEREFORE, for and in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Termination of Louisville and Auburn Leases.

a.           The following is added as a new Section 9.11 of the Agreement:  “Termination of Louisville and Auburn Leases.  At the Closing of the Tranche 1 Facilities, Seller shall deliver to Buyer a counterpart termination (the “Auburn Termination”) of the Lease Agreement between Buyer, as tenant, and Seller, as landlord, dated as of February 26, 1996, as amended for the Tranche 1 Facility located in Auburn, Massachusetts, duly executed and acknowledged by Seller, as in the form reasonably agreed to by Buyer and Seller, along with a release in recordable form with respect to the Auburn Facility.  At the Closing of the Tranche 2 Facilities, Seller shall deliver to Buyer a counterpart termination (the “Louisville Termination”) of the Louisville Lease, duly executed and acknowledged by Seller, as in the form reasonably agreed to by Buyer and Seller, along with a release in recordable form with respect to the Louisville Facility.”

b.           The following is added as a new Section 10.10 of the Agreement:  “Termination of Louisville and Auburn Leases.  At the Closing of the Tranche 1 Facilities, Buyer shall deliver to Seller a counterpart of the Auburn Termination, duly executed and acknowledged by Buyer, along with a release in recordable form with respect to the Auburn Facility.  At the Closing of the Tranche 2 Facilities, Buyer shall deliver to Seller a counterpart termination of the Louisville Termination, duly executed and acknowledged by Buyer, along with a release in recordable form with respect to the Louisville Facility.”

2.           Auburn Mortgage.  Seller will cause, on or before the Tranche 1 Closing, to be released of record title against the Auburn Facility, that certain Open-End Mortgage, Assignment

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of Leases and Rents, Security Agreement and Fixture Filing Statement (the “Regency Mortgage”) in the original principal sum of $16,500,000.00 to Teachers Insurance and Annuity Association of America dated September 25,1997 and recorded in Book 19222, Page 69; as affected by an Assignment and Assumption of Interest Under Mortgage and Assignment of Leases and Rents to Morgan Stanley Dean Witter dated October 18,2000 and recorded on December 21, 2000 in Book 23349, Page 354; as further affected by an Assignment of Mortgage to Regency Savings Bank, F.S.B. dated December 21, 2000 and recorded March 1, 2001 in Book 23614, Page 128.  In the event that, despite its good faith efforts, Seller is unable to cause the Regency Mortgage to be released of record title on or before the Tranche 1 Closing, Seller shall cause the Title Company to insure over such mortgage on the owner's policy to be delivered to Buyer for the Auburn Facility in connection with the Tranche 1 Closing, and shall thereafter continue to use good faith efforts to have the Regency Mortgage released of record title.  The provisions of this paragraph shall survive the Tranche 1 Closing indefinitely.

3.           Release of Tranche 2 Facilities.  In connection, and as a condition to Buyer’s obligation to proceed, with the Tranche 2 Closing, Seller shall cause the Tranche 2 Facilities to be released from any documents evidencing and securing the Seller Loan, so that Buyer shall take title to the Tranche 2 Facilities on the Tranche 2 Closing Date free and clear of any encumbrances related to the Seller Loan.  The provisions of this paragraph shall survive the Tranche 1 Closing indefinitely.

4.           Authorization.  Each of the parties hereto represents to the other that it has the legal power, right and authority to enter into this First Amendment and that the individuals executing this First Amendment on behalf of each of Seller and Buyer have the legal power, right and actual authority to bind Seller and Buyer, respectively, to the terms and conditions hereof.

5.           Entire Agreement.  This First Amendment, together with the Agreement, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Agreement, and no other agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.  Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified.  In the event of a conflict between the Agreement and this First Amendment, this First Amendment shall control.

6.           Counterpart Execution.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts when so executed will be deemed to be an original and all of which taken together will constitute one and the same First Amendment, binding on the parties, and the signature of any party to any counterpart will be deemed a signature to, and may be appended to, any other counterpart.  This First Amendment may be delivered by facsimile or electronic mail transmission.  This First Amendment will be effective if each party hereto has executed and delivered at least one counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

Seller:	HEALTH CARE REIT, INC. By:/s/ Erin C. Ibele Title: Senior Vice President- Administration and Corporate Secretary

HCRI MISSISSIPPI PROPERTIES, INC. By: :/s/ Erin C. Ibele Title: Senior Vice President- Administration and Corporate Secretary

HCRI MASSACHUSETTS PROPERTIES TRUST II

By:HCRI Massachusetts Properties, Inc., as Trustee, and not individually and subject to the provisions of the Declaration of Trust of HCRI Massachusetts Properties Trust II filed with the Secretary of the Commonwealth of Massachusetts and the City Clerk of Boston

By: :/s/ Erin C. Ibele
 Title: Senior Vice President-
Administration and Corporate Secretary

HCRI TEXAS PROPERTIES, LTD. By:Health Care REIT, Inc., General Partner By: :/s/ Erin C. Ibele Title: Senior Vice President- Administration and Corporate Secretary

HCRI EDDY POND PROPERTIES TRUST

By:HCRI Massachusetts Properties, Inc., as Trustee, and not individually and subject to the provisions of the Declaration of Trust of HCRI Eddy Pond Properties Trust filed with the Secretary of the Commonwealth of Massachusetts and the City Clerk of Boston

By: :/s/ Erin C. Ibele

Title: : Senior Vice President-
Administration and Corporate Secretary

HCRI NEVADA PROPERTIES, INC. By: :/s/ Erin C. Ibele Title: Senior Vice President- Administration and Corporate Secretary

HCRI KANSAS PROPERTIES, LLC By: Health Care REIT, Inc., Sole Member By: :/s/ Erin C. Ibele Title: Senior Vice President- Administration and Corporate Secretary

HCRI STONECREEK PROPERTIES, LLC By: Health Care REIT, Inc., Sole Member By: :/s/ Erin C. Ibele Title: Senior Vice President- Administration and Corporate Secretary

Buyer:	EMERITUS CORPORATION By:/s/ Eric Mendelsohn Title:SVP Corporate Development